Exhibit 11


                        SANDBOX ENTERTAINMENT CORPORATION

         STATEMENT OF COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                           Year Ended                  Six Months Ended
                                                           December 31                     June 30
                                                    --------------------------    --------------------------
                                                       1995           1996           1996           1997
                                                    -----------    -----------    -----------    -----------
                                                                                          (Unaudited)
Net loss ........................................   ($  507,090)   ($1,477,059)   ($  727,125)   ($  935,623)
                                                    ===========    ===========    ===========    ===========

Weighted average common shares outstanding: .....     1,020,408      1,170,026      1,119,619      1,246,634
Common stock equivalents pursuant to SAB 83;
   Stock, options, warrants, and other
   potentially dilutive instruments issued within
   one year of initial filing ...................       784,365        784,365        784,365        784,365

Less: SAB 83 common stock equivalents included in
   weighted average shares outstanding
                                                           --             --             --             (734)

                                                    ===========    ===========    ===========    ===========
Weighted average common shares outstanding during
   the period ...................................     1,804,773      1,954,391      1,903,984      2,030,265
                                                    ===========    ===========    ===========    ===========

Net loss per share ..............................   ($     0.28)   ($     0.76)   ($     0.38)   ($     0.46)
                                                    ===========    ===========    ===========    ===========

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